Exhibit 22


                         PARENTS AND SUBSIDIARIES
                         ________________________

The following table lists current subsidiaries of the Company whose results are included in the Company's combined financial statements. The list of subsidiaries does not include certain subsidiaries which, when considered in the aggregate, do not constitute a significant subsidiary of the Company.



                                                 Jurisdiction
Name of Company                                of Incorporation
_______________                                ________________

Beckman Instruments (Australia) Pty. Ltd.         Australia
Beckman Instruments (Caribe) Inc.                 California
Beckman Instruments (Canada) Inc.                 Canada

SmithKline Diagnostics, Inc.                      Delaware
Beckman Instruments (United Kingdom) Ltd.         England
Beckman Instruments France S.A.                   France

Beckman Instruments G.m.b.H.                      Germany
Beckman Analytical S.p.A.                         Italy
Beckman Instruments (Japan) Ltd.                  Japan

Beckman Instruments de Mexico, S.A. de C.V.       Mexico
Beckman Instruments (Ireland) Inc.                Panama
Beckman Instruments Espana S.A.                   Spain

Beckman Instruments International S.A.            Switzerland